UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 1, 2006

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

12900 Snow Road
Parma, Ohio 44130

(Address of Principal Executive Offices, including Zip Code)

        Registrant’s Telephone Number, including Area Code: 216-676-2000

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement

        On May 1, 2006, Gary R. Whitaker joined GrafTech International Ltd. (“GrafTech” or the “Company”) as Vice President, General Counsel and Secretary of the Company.

    Mr. Whitaker served as General Counsel, Vice President and Secretary of SK USA, Inc. (“SK USA”) from July 1998 to April 2006. As General Counsel of SK USA, he was the chief legal officer for all of the U.S. operations of the SK Group, South Korea’s third largest conglomerate. Mr. Whitaker was responsible for the full range of legal issues arising out of those operations, including negotiating and drafting complex financing transaction documents, merger, acquisition and divestiture agreements, real estate agreements, commercial contracts and intellectual property licenses, as well as supervision of complex commercial litigation and management of labor and employment issues. From November 1991 to July 1998, he was employed by Eastman Chemical Company, serving as Senior Counsel and Assistant Secretary. In that position, he was the lead counsel on numerous financings and domestic and international acquisitions and divestitures. From July 1986 to November 1991, Mr. Whitaker was a senior associate at Powell, Goldstein, Frazer and Murphy, with a practice focused upon corporate and public finance. He began his legal career as an attorney for The Du Pont Company, undertaking a diverse array of legal responsibilities from August 1980 to July 1986. Mr. Whitaker received a Bachelor of Arts, cum laude, from the University of California at Los Angeles in 1976 and a Juris Doctor, cum laude, from the University of Houston in 1980.

        On May 1, 2006, the Company and Mr. Whitaker entered into an offer letter pursuant to which Mr. Whitaker will be entitled to a minimum annual base salary of $285,000, will be eligible to participate in GrafTech’s Incentive Compensation Plan, and will receive 30,000 shares of restricted stock under GrafTech’s 2005 Equity Incentive Plan, one-third of which will vest on each of the first, second and third anniversaries of his employment with the Company. Upon Mr. Whitaker’s commencement of employment with the Company, he became entitled to a signing bonus of $10,000, and entered into a change of control severance agreement with the Company, providing for a severance payment based on 2.00 times bonus and salary with the terms that are otherwise the same as those applicable to all of the Company’s named executive officers, as described in the Company’s Proxy Statement for the Annual Meeting of Stockholders dated April 12, 2006. Mr. Whitaker will also be eligible to participate in the Company’s other employee benefit plans, in accordance with their terms.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: May 1, 2006	By:/s/ Craig S. Shular Craig S. Shular Chief Executive Officer and President